Exhibit 10.46
Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
FOREX INTRODUCING BROKER AGREEMENT
BETWEEN
GAIN CAPITAL GROUP, INC.
AND
TRADESTATION SECURITIES, INC.

FOREX
INTRODUCING BROKER AGREEMENT
     This FOREX INTRODUCING BROKER AGREEMENT (“Agreement”) is made this 20th day of April, 2005 by and between GAIN Capital Group, Inc., a Delaware corporation (“GAIN”), and TradeStation Securities, Inc., a Florida corporation (“Broker”).
RECITALS
A.	Broker wishes to introduce Broker’s customers (“Customers”) on a fully-disclosed basis to GAIN, including Customers that may be referred to Broker by GAIN (as described later in this Agreement), for the purpose of enabling the Customers to enter into principal foreign exchange (“forex”) transactions with GAIN.

B.	The respective roles of GAIN and Broker with respect to forex accounts of Customers, generally speaking, shall be as follows. Broker’s role is to acquire Customers, including Customers that may be referred to Broker by GAIN (as described later in this Agreement), for the forex services GAIN will provide, using whatever marketing, sales and account-opening methods, techniques, media and efforts that Broker, in its sole and absolute discretion, deems appropriate. Broker shall also provide customer and technical support services to the Customers, and otherwise own and maintain the customer relationship with Customers and all good will associated therewith (GAIN will, at no additional cost or expense to Broker, provide training and remote services directly to Broker to support these services as and when reasonably requested by Broker on a day to- day basis). GAIN will provide trade desk and technical support services to Broker’s trade desk and client services personnel when they call with issues relating to orders, deals and other issues that may be raised by Customers with Broker on a daily basis. GAIN shall not deal directly with Customers. GAIN’s role is to act as a principal/counterparty in forex deals with Customers and to provide all order placement, execution, clearing, settlement, processing, reporting and other deal services and functions relating to forex transactions of and with Customers. Broker is not the only introducing broker from whom GAIN or its affiliates may be introduced forex customers or business, and GAIN is not or will not necessarily be the sole forex principal or clearing firm to or with whom Broker or its affiliates may introduce or transact forex business (i.e., neither party is granting or agreeing to an “exclusive” arrangement); provided, however, other than pursuant to any agreements or arrangements Broker has in place on the date of this Agreement, Broker shall, as long as this Agreement is in effect, not use any forex principal other than GAIN during 2005.

C.	Forex orders will be made by Customers by seamlessly accessing GAIN’s electronic forex trading system via, as the complete front-end, Broker’s TradeStation trading platform. In order to accomplish this, each party, at its own expense, shall, in cooperation with the other party, develop and complete such application program interfaces and other technical compatibilities as required to be able to provide to

Customers, as promptly as possible, using a FIX server engine framework, the TradeStation trading platform for the design, back-testing, optimization, analysis,

automation and placement of forex trading strategies, including manual and automated trade execution seamlessly through GAIN’s electronic forex trading system, together with real-time access to Customers’ positions and other trading and account information (collectively, the “Compatibility”).

REPRESENTATIONS, WARRANTIES, COVENANTS AND UNDERTAKINGS
1.0 AGREEMENT
     Subject to the terms of this Agreement, GAIN shall deal as a principal/counterparty in forex transactions with Customers of Broker. Each party represents, warrants and covenants to the other that the Recitals above are true and accurate, and that the Recitals are hereby restated and incorporated by reference in this Section I as if fully herein set forth, and constitute a part of this Agreement.
2.0 REPRESENTATIONS, WARRANTIES AND COVENANTS
     2.1 Representations, Warranties and Covenants. Each party represents, warrants and covenants to the other as follows:
     2.1.1 Organization. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. It is authorized to do business in each jurisdiction in which it is required to be authorized to conduct its business, except where the failure to qualify would not have a material adverse effect on Broker’s or GAIN’s business.
     2.1.2 Registration. It has obtained all registrations, licenses or memberships required by applicable governmental, quasi-governmental, agency or self-regulatory laws, rules, or regulations as necessary for it to enter into and carry out its obligations and activities under and contemplated by this. Agreement.
     2.1.3 Authority to Enter Agreement. It has all requisite power and authority, whether arising under applicable law or the applicable rules and regulations of any regulatory or self-regulatory agency or organization to which it is subject, to enter into this Agreement and to perform its obligations and contemplated activities in accordance with the terms of this Agreement. This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof.
     2.1.4. Material Compliance with Rules and Regulations. Such party and its affiliates and, to such party’s knowledge, each of their respective employees, are in material compliance with, and during the term of this Agreement shall remain in material compliance with, the registration, qualification, customer protection, and all other rules and regulations of every governmental, quasi-governmental, agency and self-regulatory authority to which it or any of its employees is subject (all of the laws, rules and regulations referred to in Sections 2.1.2, 2.1.3 and this 2.1.4, as well as all other laws, rules or regulations applicable to either party’s business or the transactions or activities contemplated by this Agreement, are collectively referred to as “Rules”); provided, however, such party shall not be in breach of this representation and warranty if it or its affiliate (as applicable) remedies any material violation that occurs within a reasonable time following notice or discovery thereof.
     2.1.5 No Pending Action, Suit. Investigation, or Inquiry. Every material action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting it, any of its affiliates, or any officer, director, or principal of it, or their respective property or assets, by or before any court or other tribunal, any arbitrator, any governmental authority, or any agency or self-regulatory organization of which any of them is a member, is disclosed in its publicly available filings, and it shall amend or supplement such filings as required by applicable law in the event a material disclosable event occurs. If it is not obligated by law to publicly disclose all material litigation or claims against it, it shall promptly notify the other party of any such material action, suit, investigation, inquiry or proceeding that arises.
     2.1.6 Independent Contractor. Each party is an independent contractor and not an agent or employee of the other. Neither will hold itself out as an agent of the other in any capacity. Each party acknowledges that the other does not control the business or operations of such party. Neither party will use the name of the oilier in answering its telephone or in any other way hold itself out to be associated with the oilier, other than the relationship of introducing broker to principal. Except as otherwise specifically set forth in this Agreement, neither shall have any responsibility whatsoever for the expenses incurred by the other in connection with the operation of the other’s business.
     2.1.7 Forex Data Services. GAIN shall provide to Broker, and hereby grants to Broker, a royalty-free (subject only to the provisions of Section 14.1, if those provisions become applicable) license to use and provide to Customers and other end users forex market data (which shall be provided by GAIN as part of the Compatibility) on a streaming real-time, delayed, daily and historical basis. This forex market data shall be the same data GAIN currently uses for its proprietary and highest-end forex trading operations, as same may be enhanced or improved from time to time, and shall be of the type and quality used by active or institutional forex traders to chart and analyze the forex markets in real-time and to spot trade. Broker’s license to use and provide the forex data includes the right to use such data internally for any purpose related to Broker’s or its affiliates’ businesses, and to redistribute such data to Customers and other end users of Broker and its affiliates for their personal use and/or to assist them in their forex trading. Historical data acquired during the term of this Agreement may continue to be used and provided royalty-free perpetually following any expiration or termination of this Agreement, but real-time, delayed and daily market data services shall not be received by Broker following the effective date: of termination of this Agreement except pursuant to Section 14.1, if applicable, or unless Broker and GAIN enter into an independent redistribution agreement at that time. In no event Shall Customers or other end users be given the right to redistribute or re-vend the data service to others. GAIN represents, warrants and covenants to Broker that it has the full power, right and authority to grant to Broker the license to use the forex data as described above. At no cost or expense to Broker, and as part of the Compatibility, GAIN shall provide such application programming interfaces and other technical information and assistance as Broker reasonably requires or requests to assist Broker in integrating the forex data with the TradeStation platform and to enable Broker to redistribute the data to Customers and other end users as part of; or in conjunction with, Broker’s or its affiliates’ technology or other services. GAIN’s obligation to provide ongoing assistance shall terminate March 31, 2008, even though Broker’s right to use and redistribute historical data continues perpetually.
3.0 CUSTOMER ACCOUNTS
     3.1 Acceptance of New Accounts. Broker shall be responsible for opening and approving new accounts for forex trading with or through GAIN, subject to GAIN’s rejection rights described below.
     3.1.1 Rejection of Accounts. GAIN reserves the right to reject any account which Broker may forward to GAIN as a potential new account provided there is a reasonable basis for such rejection. GAIN also reserves the right to terminate any account previously accepted by it as a new account provided there is a reasonable basis for such termination. GAIN must notify Broker directly of such decision so that Broker may inform the Customer or Customer prospect of the decision.
     3.1.2 Customer Information. At the time of the opening of any new account, Broker shall obtain information from the Customer sufficient to satisfy itself as to the identity of the Customer and the source of the Customer’s funds for the purpose of complying with the applicable requirements of any laws regarding anti-money laundering.
     3.2 Maintenance of Account Information. Broker shall ascertain the essential facts relative to any Customer account, including the genuineness of all documents and signatures provided by Customers for each account. Broker shall also have the responsibility, to the extent required by Rules, to make full, fair and complete disclosure of the risks, terms and conditions of forex trading to the Customers. GAIN may rely without inquiry on the validity of all Customer information furnished to it by Broker.
4.0 SUPERVISION OF ORDERS AND ACCOUNTS
     4.1 Soliciting and Accepting Orders. Broker shall make any disclosures to, and obtain any agreements from, Customers required by applicable Rules, including, without limitation, any disclosures or agreements reasonably required by GAIN to be given to, or obtained from, Customers (provided that GAIN timely provides the form and content of such required agreements or disclosures to Broker). Broker may accept orders for forex transactions (via its trade desk or via the TradeStation platform) and will transmit such orders to GAIN orally or via the Compatibility. Broker shall obtain all essential facts relating to each Customer, each account, each order that is orally transmitted by a Customer to Broker’s trade desk, and each person holding a power of attorney over any account, in order to assess authenticity. Broker will not open or maintain accounts for persons who it knows to be minors or otherwise legally incompetent.
     4.2 Right to Refuse Orders. GAIN may, if reasonable under the circumstances, but solely at its own risk and expense, refuse to accept and deal with any order, discontinue accepting orders from any Customer, and impose limits on the size of any Customer account and the positions carried therein.
     4.3 Preparation and Transmission of Confirmations and Statements. GAIN, at its expense, shall prepare and deliver, in accordance with forex industry standards, confirmations and periodic summary statements on an electronic basis to Customers (and/or on a hard ·-copy mailed basis if GAIN lacks the right or authority to give solely electronic statements) and Broker. All confirmations and statements shall identify GAIN as dealer and Broker as referring agent but otherwise shall, in look and feel and branding, resemble Broker’s statements to its account holders.
     4.4 Examination and Notification of Errors. Subsequent to the close of trading on each trading day, GAIN will make available to Broker on an electronic basis a daily preliminary repollt recapping the day’s trades made with Customers. In addition, GAIN shall make available on an electronic basis daily equity and margin runs to Broker reporting all Customers’ trades for the previous trading day as well as all open or rollover positions for Customers. Broker has the obligation to examine each of the aforementioned reports and thereby check trades Broker has executed for its Customers’ accounts via Broker’s trade desk by orally transmitting order information to GAIN (“Orally-transmitted Trades”). Broker will use reasonable efforts to notify GAIN of any patent error regarding Orally-transmitted Trades claimed by Broker in any account prior to 9:00 AM (eastern time) on the trading day subsequent to the execution of the transaction in dispute, provided that Broker is given sufficient and timely information to identify the error. Solely GAIN, and not Broker, is responsible for any and all trading or reporting errors for trades executed by GAIN or Customer.
     4.5 Responsibility for Errors in Execution. As between Broker and GAIN, GAIN shall be responsible for all Customer orders and deals and for any errors in the recording, transmission, processing, execution, clearing, settlement or reporting of such orders or deals. Broker shall be responsible to transmit to GAIN Orally-transmitted Trade orders it receives from Customers.
5.0 MARGIN AND DEFICITS
     5.1 Margin Requirements. ***. Without limitation of the foregoing, in the event of a margin call that is not met, either Broker or GAIN, in its sole discretion, may liquidate any account in whole or in part. In addition, each of Broker and GAIN is authorized to take whatever action it reasonably deems necessary to protect itself from risk. Either Broker or GAIN may, whenever in its sole and absolute discretion considers it necessary, liquidate the positions in any Customer’s account. Either’s compliance with a request by the other to withhold action shall not be deemed a waiver by either of any of its rights under this Agreement. GAIN agrees to be responsible for, and to hold Broker harmless from any loss or expense incurred by Broker as a result of, a margin call or an automatic freezing or liquidation of a Customer account by GAIN, or an attempted or failed freezing, liquidation or collection by GAIN, or other actions taken by GAIN based upon its risk management decisions for margin account activity.

     5.2 Deficits. GAIN assumes full risk for all obligations of the Customers, including in the event any Customer’s account is in a deficit status, 24 hours a day, 7 days a week, 52 weeks a year. GAIN may not withhold compensation or other amounts payable to Broker as a result of Customer account deficits or a Customer’s refusal, failure or inability to pay or meet any obligation.
5.3 Charging of Interest. Interest with respect to deficit balances in Customers’ accounts shall be charged at ***.
6.0 AUDIO TAPING OF TELEPHONE CONVERSATIONS
     Each party understands that for quality control; dispute resolution or other business purposes, the other party may record some or all telephone conversations between them. Each party hereby consents to such recording and will inform Customers, employees, representatives and agents of this practice.
7.0 COMPENSATION AND CHARGES
     During the term of this Agreement, GAIN shall compensate Broker as set forth in Exhibit A hereto and as may from time to time be mutually agreed upon in writing. Broker may, in its sole discretion, at any time and from time to time, require Customers to be charged and to pay commissions and other fees and expenses, including, but not limited to, administrative and inactive account fees and charges.
8.0 FUNDS AND SECURITIES
GAIN is not responsible for any funds or securities delivered by a Customer to Broker until those funds have been delivered to GAIN or GAIN’s bank or other custodial agent ill clear funds. Any funds or securities of a Customer received by GAIN shall not be required to be segregated by GAIN from the assets of other Customers or GAIN’s assets and revenues as a forex principal/counterparty, except as otherwise required by applicable Rules or best practices in the industry, and provided that GAIN remains a single-purpose entity that engages solely in the business of acting as a principal/counterparty for forex trading (and related and incidental activities and services) and that, in all events, Customer funds shall not at any time be commingled with funds of any GAIN affiliates or other persons or entities. GAIN fully assumes all risks and liabilities related to decisions it makes relating to the handling and segregation of Customer assets, and those decisions shall never violate, or cause violation of, any Rules.
9.0 FURTHER OBLIGATIONS AND RESPONSIBILITIES OF PARTIES
9.1 Disciplinary Action,’ Suspension, or Restriction. If either party or any of such party’s affiliates, or any officer, director or principal of such party or its affiliates, becomes subject to investigation, disciplinary action, suspension, or restriction by a governmental agency, exchange, or regulatory or self-regulatory organization having jurisdiction over such person or entity or its business, that could reasonably be expected to affect the transactions contemplated by this Agreement, such party shall notify the other promptly, orally and in writing, and provide the other with a copy of any document requests, subpoenas and decisions relating to such action, suspension or restriction. The other party may take any action it reasonably deems to be necessary: (i) to assure that such party will continue to comply with all applicable legal, regulatory, and self-regulatory requirements, notwithstanding such action, suspension, or restriction; and (ii) to comply with any requests, directives, or demands made upon the other party by any such governmental agency, exchange, or regulatory or self-regulatory organization. 9.2 Privacy of Customer Financial Information. GAIN agrees that it shall not take any action inconsistent with Broker’s published policies relating to the privacy of Customer identity, contact and financial information. In no event, except as specifically required by Rules, shall GAIN disclose to anyone any facts, metrics or statistics relating to Customers’ trading activity or accounts, whether individually or as a group.
10.0 ACCESS TO INFORMATION; FINANCIAL REPORTS.
     10.1 Inspection. Each party shall make its books and records relating to forex trading by Customers available for reasonable inspection at all times by duly authorized representatives of the other party.
     10.2 Customer Information. Each party shall, upon request, provide the other with any information in its possession with respect to any Customer relating to forex trading.
11.0 DAMAGES; INDEMNIFICATION
     11.1 Limitations on Damages. Neither party shall be liable for special, indirect, incidental, consequential or punitive damages, whether such damages arc incurred or experienced as a result of entering into or relying on this Agreement or otherwise, even if each party has been advised of the possibility of such damages. Broker and GAIN each agree not to make any claim for punitive damages against the other. Each party acknowledges and agrees that the parties’ respective economic positions under this Agreement reflect and take into account an allocation of risks including, but not limited to, the foregoing limitation of liability and the indemnity obligations set forth below. A modification of the allocation of risks set forth in this Agreement would affect each party’s bargain and, in consideration thereof, each party agrees to such allocation of risks, including the indemnification obligations set forth below.
     11.2 GAIN Indemnification. In addition to any other obligations it may possess under other provisions of this Agreement, GAIN shall indemnify, defend, and hold harmless Broker, and its affiliates and officers and directors, from and against all claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorneys’ fees (including fees and costs incurred in enforcing Broker’s right to indemnification), and costs in connection therewith, arising out of any negligent, dishonest, fraudulent or criminal act, error or omission on the part of GAIN or any of its officers, agents or employees with respect to the services provided by GAIN, or the transactions contemplated to be performed by GAIN, under this Agreement, or GAIN’s business, or which arise out of any event or occurrence for which GAIN has agreed to assume responsibility, or which arise out of or relate to forex orders and deals, and/or the execution, clearing, settlement or reporting thereof. This paragraph shall be read together with Section 11.3 below, so that each party’s indemnification obligations are proportionate to its fault.
     11.3 Broker Indemnification. In addition to any other obligation it may possess under other provisions of the Agreement, Broker shall indemnify, defend, and hold harmless GAIN, and its affiliates any officers and directors, from and against all claims, demands, proceedings, suits” actions, liabilities, expenses, and reasonable attorneys’ fees (including fees and costs incurred in enforcing GAIN’s right to indemnification), and costs in connection therewith, arising out of any negligent, dishonest, fraudulent, or criminal act, error or omission on the part of Broker or any of its officers, agents or employees with respect to Broker’s business, Broker’s dealings with Customers, or with respect to the transactions contemplated to be performed by Broker under this Agreement, or which arise out of any event or occurrence for which Broker has agreed to assume responsibility. This paragraph shall be read together with Section 11.2 above, so that each party’s indemnification obligations are proportionate to its fault.
     11.4 Indemnified Third-party’ Claims. Each party agrees to give the other prompt written notice of any claim that might give rise to the other party’s indemnification obligations under this Agreement, stating the nature and basis of the claim, and the actual or estimated amount thereof (if it can reasonably be estimated), but the failure to give such notice shall not affect the rights of the indemnified party except to the extent the indemnified party suffers actual damage or harm as a result of the failure to give notice or the timing thereof. The indemnifying party shall have the right, at its sole cost and expense, to defend such claim in its name and the name of the indemnified party by counsel of the indemnifying party’s choosing that is reasonably acceptable to the indemnified party. If there is a conflict that arises from the claim (other than a dispute relating to the right to indemnification or proportionate fault, which each party may pursue and defend through counsel of its own choosing and at its own expense) that reasonably requires GAIN and Broker to be represented by separate counsel, then the indemnifying party shall also be required to pay the reasonable fees and expenses of the indemnified party’s counsel, subject to its right to approve such counsel (which shall not be unreasonably withheld). Each party agrees to render to the other such assistance as may be reasonably required to best ensure the proper and adequate defense of the indemnified claim. The indemnified party may not settle any claim without the consent of the indemnifying party; however, the indemnifying party may settle any claim, if, as and when it so decides, following notice to the indemnified party describing the settlement, provided that it reasonably demonstrates to the indemnified party, if requested, that it has the financial resources to pay the settlement in accordance with its terms.
12.0 THIRD-PARTY RIGHTS
     This Agreement is not intended to grant any third party any rights, whether as a third party beneficiary or otherwise, including, but not limited to, any Customers.
13.0 COMMUNICATIONS WITH THE PUBLIC
     13.1 Advertising. Neither GAIN nor Broker shall utilize the name of the other in any

Way without the other’s prior written consent, which shall not be unreasonably withheld or delayed, except to disclose the relationship between the parties. Neither party shall employ the other’s name in such a manner as to create the impression that the relationship between them is anything other than that of introducing broker and principal. Solely Broker is authorized to market and advertise the forex services contemplated by this Agreement, which shall be in the name and under the brands of solely Broker, and Broker may market and offer the forex services contemplated by this Agreement together with its equities, futures, options and other brokerage and related services; provided, however, that, solely for the purpose of soliciting and referring to Broker forex or futures accounts for existing GAIN customers or prospects, GAIN may, with Broker’s prior written approval of the copy, method and distribution, market by direct mail or similar direct means the forex brokerage and deal services contemplated by this Agreement (“Referred Forex Customers”) and Broker’s futures brokerage services (“Referred Futures Customers”). The parties acknowledge that a principal part of any marketing approach may be the value of the TradeStation platform for the design, testing, optimization, automation and analysis of forex trading ideas and strategies. The forex services under this Agreement shall be solely under the TradeStation brand, and shall have a TradeStation brand look and feel, and the only references to GAIN in the forex service offering shall be to fully disclose the relationship between Broker and GAIN, and the role and services GAIN will perform, in the account opening documentation, the contract between the Customer and GAIN therein, and in legal sections of marketing materials.
     13.2 Linking Between Sites. Without express written authorization, and except as specifically described in this Agreement, neither party may provide or allow an electronic hyperlink directly from its service or site on the Internet to the other’s.
     13.3 Referred Futures Customers. A “Referred Futures Customer” is any customer who opens a futures brokerage account with Broker during the term of this Agreement (a) directly as a result of the solicitation, procurement and referral of that customer by GAIN to Broker, and (b) at the time of the referral, holds no other account with Broker or Broker’s affiliates (as a securities, futures or forex brokerage customer or as a subscriber or software licensee). Broker shall pay GAIN a referral fee, on a monthly basis, for each Referred Futures Customer, equal to 3% of each base round-turn commission (GAIN acknowledges that nearly all of Broker’s futures trades are electronic contracts for which $5.00 is the advertised base round-turn commission charged) paid by such Referred Futures Customer with respect to each round-turn traded by such Referred Futures Customers prior to the first anniversary of the date such Referred Futures Customer’s account is funded. Broker has no obligation to approve or open, or refrain from closing or otherwise dealing with, any futures account referred by GAIN.
14.0 TERMINATION OF AGREEMENT
     This Agreement shall continue until March 31, 2008 unless earlier terminated as hereinafter provided:
     14.1 Termination Upon 30-Day Notice. This Agreement may be terminated by Broker without cause upon at least ***. If Broker terminates this Agreement pursuant to this Section 14.1, GAIN shall have the right to limit the number of new accounts it accepts from Broker during the period between the giving of notice and the transfer of Broker’s accounts. In the event that Broker terminates this Agreement pursuant to this Section 14.1: (a) if the ,effective date of termination is on or before ***, Broker shall pay to GAIN a fee of ***; (b) if the effective date of termination is on or before ***, Broker shall pay to GAIN a fee of ***; (c) if the effective date of termination is on or before ***, Broker shall pay to GAIN a fee of ***; and, (d) if the effective date of termination is on or after ***, but prior to ***, Broker shall pay to GAIN a fee of ***; provided, however, in no event shall any fee be payable if Broker’s notice to terminate is given prior to Compatibility being attained to Broker’s satisfaction or if Broker’s notice of termination is given prior to the sixtieth day following the date Customers first begin executing forex deals with GAIN via the Compatibility as contemplated by this Agreement. If any fee described in this Section 14.1 is payable by Broker, it shall be paid on or before the effective date of termination and, when paid, shall constitute a lump-sum royalty payment for a continuation of the license from GAIN to Broker of the forex market data pursuant to Section 2.1.7 (and, upon such payment being made, such license shall automatically be so extended) from the effective date of termination through ***.
     14.2 No Termination by GAIN Without Cause. This Agreement may be terminated by GAIN only pursuant to Section 14.3 or 14.4 below.
     14.3 Default. If either party defaults in the performance of its obligations under this Agreement, or otherwise violates the provisions of this Agreement, the non-defaulting party may terminate this Agreement by delivering notice to the defaulting party: (i) specifying the nature of the default; and (ii) notifying the defaulting party that unless the default, if curable, is cured within a period of 30 days from the date of the notice, this Agreement will be terminated without further proceedings by the non-defaulting party; provided, however, if the party in default or violation commences its cure activities or actions within said 30-day period and diligently pursues to cure until the cure is effected, the 30-day grace period shall be extended by the additional time it takes to complete the cure.
     14.4 Inability to Perform. This Agreement may be terminated by GAIN or Broker immediately in the event that the other party is enjoined, suspend cd, prohibited, or otherwise becomes unable to engage in the forex business or any part of it by operation of law or as a result of any administrative or judicial order by any governmental, regulatory, or self-regulatory. organization having jurisdiction over such party.
     14.5 Omnibus Account. The parties acknowledge and agree that it is anticipated that Broker may, sometime in the future during the term of this Agreement, request to convert the services described in this Agreement to undisclosed omnibus account services. GAIN agrees that if and when that time comes (i) GAIN will, if reasonably requested by Broker, execute and deliver a replacement or modified agreement materially consistent with the t=s of this Agreement (with all business terms and risks at least as favorable to Broker as the ones set forth in this Agreement and no less favorable than the terms of any omnibus account GAIN is then clearing) and (ii) GAIN shall at no additional cost to Broker promptly implement all internal operational changes necessary to facilitate Broker’s conversion from an introducing broker arrangement to an omnibus account.
     14.6 Conversion of Accounts. In the event that this Agreement is terminated for any reason other than by a valid termination by GAIN pursuant to Section 14.4, Broker shall arrange for the conversion of Broker’s and its Customers’ accounts to another company that will act as principal counterparty or otherwise provide forex trading services for Broker’s introduced customers, or to Broker if it plans to directly engage in such activities. Both parties shall use all reasonable efforts to help ensure that the transition is’ as seamless and uninterruptive to Customers as possible. Broker shall give GAIN notice (the “Conversion Notice”) of: (i) the name of the company that will assume responsibility for forex services for Customers and Broker; (ii) the expected date on which such company will commence providing such services (which is subject to reasonable changes as the conversion is implemented); (iii) whether SI bulk transfer is being requested (which, if it is, shall be honored by GAIN within a reasonable time period and include a blanket assignment of GAIN’s agreements and other rights with or relating to Customers in form and content reasonably acceptable to Broker); and (iv) the name of an individual or individuals within the new company whom GAIN may contact to coordinate the conversion. With respect to any such conversion, each party shall comply with all applicable Rules, and bear its own cost and expenses relating to the conversion.
     14.7 Survival. Termination of this Agreement in any manner shall not release Broker or GAIN from any liability or responsibility with respect to any representation or warranty or covenant, or any indemnification obligation, or from any obligation or liability under this Agreement accruing prior to termination of this Agreement, or affect any Customer forex transaction on the books of GAIN.
15.0 CONFIDENTIAL NATURE OF DOCUMENTS AND OTHER INFORMATION
     15.1 Confidentiality. Neither GAIN nor Broker shall disclose the terms of this Agreement or information obtained as a result hereof, except to governmental, regulatory or self · regulatory organizations, pursuant to judicial process or as otherwise required by law, or to authorized employees. Any other publication or disclosure of the terms of this Agreement may be made only with the prior written consent of the other party. Broker and GAIN shall each maintain the confidentiality of documents and information received from the other party pursuant to this Agreement. Each party acknowledges that the transactions and activities contemplated hereunder may involve access to each other’s proprietary technology, trading and other systems, and that techniques, algorithms and processes contained in such systems constitute trade secrets, and each party shall exercise reasonable care to protect the other’s interest in such trade secrets. Each party agrees to make the proprietary nature of such systems known to those of its consultants, staff, agents or clients who may reasonably be expected to come into contact with such systems. Each party agrees that any breach of this confidentiality provision may result in its being liable for damages as provided by law.
     15.2 Injunctive Relief. In the event of a breach or threatened breach of any of the provisions of this Agreement by either party or any employee or representative of either party, for which payment of damages would not be an adequate remedy (in whole or in part), the other party shall be entitled to seek preliminary and permanent injunctive relief to enforce the provisions hereof. In addition, each party acknowledges that a breach of the tennis regarding confidentiality of information would cause irreparable and incalculable damage to the party that owns such confidential information. Nothing herein shall preclude the parties from pursuing any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative.

16.0 ACTION AGAINST CUSTOMERS BY GAIN
     GAIN may, in its sole discretion, upon notice to Broker, institute and prosecute in its name any action or proceeding against any Customer in relation to any controversy or claim arising out of GAIN’s agreements and transactions with such Customer provided that GAIN has a good faith claim that has been rejected by the Customer, and Broker, after receiving reasonably detailed notice from GAIN, has unreasonably refused to pursue the claim against such Customer. Nothing contained in this Agreement shall be deemed either (a) to require GAIN to institute or prosecute such an action or proceeding, or (b) to impair or prejudice its right to do so, should it so eject, nor shall the institution or prosecution of any such action or proceeding relieve Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Broker assigns to GAIN its rights against its Customer as necessary to effectuate the provisions of this paragraph.
17.0 NOTICES
Except as otherwise provided in this Agreement, all notices required to be given under this .Agreement shall be in writing, and shall be effective upon receipt as provided herein. Any such written notice shall be deemed received upon the earlier of: (a) actual receipt by the other party; or (b) the close of business on: (i) the date of transmission if sent by facsimile or same day courier, (ii) on the business day after the date sent, if sent by overnight courier, or (iii) the fifth business day after post-marked, if sent by first-class mail, postage prepaid. For the purposes of delivery of any notice hereunder, the address and facsimile number of GAIN and Broker, respectively, shall be as set forth below. Either party may change its address or facsimile number for notices by giving written notice of the new address or number to the other party.

Broker:	TradeStation Securities, Inc.
8050 SW 10th St., Suite 2000
Plantation, FL 33324
Fax No.: (954) 652-7019 and (954) 652-5701 and (954) 652-5021

Attn: Joseph Nikolson and Marc J. Stone

GAIN:	GAIN Capital Group, Inc.
35 Technology Drive
Warren, NJ 07059
Fax No.: (908) 731-0701
Attn: Glenn Stevens and Mark Galant
18.0 GENERAL PROVISIONS
     18.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No assignment of this Agreement or any rights hereunder by Broker or GAIN shall be effective unless the other’s written consent shall be first obtained, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, and except as required by applicable Rules, no consent shall be required for any assignment in connection with a direct or indirect sale or transfer of the equity interests in, or assets of, a party. Each party may assign this Agreement to any of its affiliates without consent being required.
     18.2 Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity or enforceability of the remaining provisions and conditions shall not be affected thereby.
     18.3 Counterparts. This Agreement may be executed and delivered via facsimile and in our or more counterparts, all of which taken together shall constitute a single agreement, and shall be as legally binding as ink signatures delivered in person.
     18.4 Entire Agreement Amendments and Duties Not Specifically Enumerated Herein. This Agreement represents the entire agreement between the parties with respect to the subject matter herein contained and all prior discussions, agreements and promises, written or oral, are herein merged. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties.
     18.5 Captions. Captions herein are for convenience only and are not of substantive Effect.
     18.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its principles of conflicts of laws. The parties agree to submit any dispute arising out of this Agreement to the jurisdiction of, and hereby consent to jurisdiction and venue in, any state or federal court in Broward County, Florida. Each party waives any objection to venue or jurisdiction that it may have pursuant to the doctrine of forum non conveniens.
     18.7 Construction of Agreement. Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between GAIN and Broker or between Broker and other brokers for whom GAIN may perform the same or similar services.
     18.8 Non-Exclusivity of Remedies. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by a party to this Agreement to exercise any right, power, remedy, or privilege herein contained, or now or hereafter existing under any applicable Rules, shall not be construed to be a waiver of such light, power, remedy, or privilege. No single, partial, or other exercise of any such light, power, remedy, or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy, or privilege.
     18.9 Broker’s Customers. Each brokerage client account introduced or transferred or cleared by Broker to or through GAIN or for which Broker provides commodities, futures, options, forex or securities brokerage services of any kind (as the case may be, a “Broker

Customer”), shall be treated by GAIN as confidential and proprietary information of Broker, and GAIN shall not disclose or use any such information, including names or contact information of any Broker Customers, except as required by Rules (GAIN hereby specifically acknowledging that all of such information constitutes trade secrets of Broker). In addition, GAIN covenants to Broker that GAIN shall not, and shall not permit any of its affiliates (GAIN and its affiliates are collectively referred to as “GAIN Group”), under any circumstances, to solicit or accept commodities, futures, options, forex or securities brokerage business of any kind from any Broker Customers for a period commencing the date of the Agreement and ending two years following termination of the Agreement (regardless of the reason for termination). In no event, however, shall any member of GAIN Group ever, at any time during or after the Agreement, directly or actively solicit the business of any Broker Customer.
     18.10 Relationship Manager. GAIN shall provide to Broker, at no additional fee, cost or expense, priority service, support, assistance and treatment in all material respects to help ensure that the business relationship between GAIN and Broker (as same may evolve to omnibus clearing status as contemplated by this Agreement), and to help ensure that the brokerage and clearing operations that this Agreement seeks to produce, are as high-quality and efficient as reasonably possible.
IN WITNESS WHEREOF, the parties have executed and delivered this Agreement by their respectively duly authorized officers on the date first above written.

GAIN CAPITAL GROUP, INC.
By:	/s/ Glenn Stevens
Glenn Stevens, Managing Director

TRADESTATION SECURITIES, INC.

By:	/s/ Marc Stone
Marc J. Stone, Vice President

Exhibit A to Forex Introducing Broker Agreement between GAIN Capital Group, Inc.
(“GAIN”) and TradeStation Securities, Inc. (“TradeStation”)
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2. ***
3. ***
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5. ***

Agreed to and Accepted: GAIN CAPITAL GROUP, INC.
By:	/s/ Glenn Stevens
Glenn Stevens, Managing Director

TRADESTATION SECURITIES, INC.
By:	/s/ Marc Stone
Marc J. Stone, Vice President

Exhibit A-1
Currency Pairs and Crosses
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